UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2005

Register.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29739	11-3239091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

575 Eighth Avenue, 8th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212) 798-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On March 31, 2005, Register.com, Inc. (the "Company") issued a press release announcing, among other things, that it will not file its Annual Report on Form 10-K for the year ended December 31, 2004 (the "2004 Form 10-K") by March 31, 2005. A copy of the Company's press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

As previously disclosed by the Company in a press release dated March 17, 2005 and in a Current Report on Form 8-K filed on that same date, the Company did not file the 2004 Form 10-K by the March 16, 2005 deadline in order to enable the Company to complete the preparation of its financial statements. This delay was primarily the result of an ongoing assessment of the financial statement impact of potential errors in accounting for revenue and related expense recognition as a result of control deficiencies in the Company's system of internal control over financial reporting and to allow management to complete its evaluation of the Company's internal control over financial reporting as of December 31, 2004 as required under Section 404 of the Sarbanes-Oxley Act of 2002.

The revenue and related expense recognition control deficiencies have been determined by management to constitute material weaknesses as currently defined by the Public Company Accounting Oversight Board. These material weaknesses, together with other material weaknesses, were identified during management's ongoing assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2004, and were described in the Company's Current Report on Form 8-K filed on March 17, 2005.

The Company filed a Form 12b-25 to notify the Securities and Exchange Commission that the Company would not meet the March 16, 2005 deadline and to extend the deadline to March 31, 2005. Although at the time that the Company filed the Form 12b-25, it believed that it could meet the March 31, 2005 deadline, as a result of the additional work required in connection with management's assessment, including its evaluation under Section 404 of Sarbanes-Oxley, and the Company's completion of its financial statements, the Company will not meet the extended deadline.

Management has substantially completed its assessment of the impact that the revenue and related expense recognition issues will have on the Company's historical net revenue amounts, as discussed in Item 4.02(a) below. In addition, the Company found an error related to the classification of certain credit memos issued in 2002 as bad debt expense, rather than as a reduction of revenue. The Company is still in the process of evaluating the corresponding impact that these issues will have on the other financial statement line items, including net income (loss), however, management currently estimates that such impact will be material in certain cases. The Company is working to complete and file the 2004 Form 10-K by mid to late April, 2005, however, it cannot provide any assurances that it will meet this target or that it will not identify additional control deficiencies as being material weaknesses.

Item 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)    On March 29, 2005, the audit committee of the Company's board of directors concluded that the previously issued audited financial statements for the years ended December 31, 1999 through 2003, unaudited financial statements for the quarterly periods within these years and unaudited financial statements for the quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004 should not be relied upon because of errors in those financial statements. The previously published audited financial statements and other financial information for the years ended December 31, 2002 and 2003 and other financial information relating to the years ended December 31, 2000 and 2001 and to the quarterly periods ended March 31, 2003 and 2004, June 30, 2003 and 2004, September 30, 2003 and 2004 and December 31, 2003 will be restated in the Company's 2004 Form 10-K.

The decision to restate these financial statements was made by the audit committee of the board of directors, upon the recommendation of management, after discovery and analysis of the errors.

This restatement relates to the timing of recognizing deferred revenues and the related expenses, and to the reclassification of certain credit memos issued in 2002, and has no effect in any period on the Company's net cash provided by operating activities or the Company's aggregate cash and cash equivalents and short-term investments. This restatement will correct the manner in which the Company recognizes revenues for certain of its subscription agreements and corrects other errors in revenue and related expense recognition. The restatement will also correct the classification of certain credit memos issued in 2002.

The Company's systems, processes and controls were originally established to record, process, summarize and report transactions in accordance with a full month revenue recognition convention which the Company has historically applied in the determination of revenue recognition with respect to domain name registrations in the initial month of registration. The Company has now concluded, based on a review of its customer's registration activity, that utilization of a mid-month revenue recognition convention is necessary to record revenue under generally accepted accounting principles in that the mid-month revenue recognition convention does not materially differ from following a daily recognition method. Therefore, the Company plans to make the necessary system, process and control modifications to record, process, summarize and report transactions in accordance with a mid-month revenue recognition convention.

In addition, the Company has found errors in its systems relating to processing deficiencies that resulted in errors in the timing of revenue and related expense recognition related to certain types of transactions such as domain name subscriptions renewed prior to the scheduled expiration date, domain names transferred in from other registrars, domain names transferred out to other registrars and customer credits.

The tables below show the estimated preliminary impact on the Company's net revenues, as reported in its historical financial statements, and as to be restated as a result of the revenue recognition convention change and corrections of the other revenue recognition and classification errors discussed above. As a result of these adjustments, the Company's deferred revenue as of September 30, 2004 would have increased by approximately $7.8 million. These preliminary figures are subject to further revision. Further, as noted above, the Company is still in the process of evaluating the corresponding impact that these issues will have on the other financial statement line items, including net income (loss), however, management currently estimates that such impact will be material in certain cases.

	Net Revenues (in millions)
Year Ended December 31,	As Reported	As Restated (estimate)
2003	$104.3	$103.3
2002	106.3	102.8*
2001	116.3	115.0
2000	86.1	82.5
1999	9.6	8.8

*	Includes a reduction of revenue of $1.7 million related to the reclassification of credit memos previously charged to bad debt expense.

	Net Revenues (in millions)
Quarter Ended	As Reported	As Restated (estimate)
September 30, 2004	$24.6	$24.6
June 30, 2004	24.4	24.8
March 31, 2004	25.9	26.3
December 31, 2003	25.3	25.7
September 30, 2003	25.7	25.5
June 30, 2003	26.2	25.8
March 31, 2003	27.1	26.3

The Company's management and the audit committee of the Company's board of directors have discussed the matters disclosed in this Item 4.02(a) with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm.

* * * * *

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this report other than historical information constitute forward-looking statements and involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. These potential risks and uncertainties include, among other things, uncertainty regarding the timing of the Company's completion of the audit and filing of its 2004 Form 10-K, uncertainty regarding identification of additional control deficiencies as material weaknesses, uncertainty regarding unforeseen issues encountered in the completion of the financial statements for inclusion in the 2004 Form 10-K, uncertainties regarding the extent to which prior period financial statements will be restated and other factors detailed in the Company's filings with the Securities and Exchange Commission, including the Company's quarterly report on Form 10-Q for the period ended September 30, 2004.

Item 9.01.    Financial Statements and Exhibits

(c)    Exhibits.

Exhibit No.	Description
99.1	Press Release of Register.com, Inc. dated March 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTER.COM, INC. (Registrant)
By: /s/ Roni Jacobson Roni Jacobson Secretary and General Counsel

Date: March 31, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Register.com, Inc. dated March 31, 2005.